Exhibit 99.1

KNIGHT CAPITAL GROUP ANNOUNCES GAAP EARNINGS OF $0.41 PER DILUTED SHARE FOR FOURTH QUARTER 2005

Fourth quarter 2005 operating earnings from continuing operations were $0.16 per diluted share

Equity Markets pre-tax operating earnings increased more than 47% to $23.0 million in the fourth quarter of 2005 from $15.6 million in the fourth quarter of 2004

Knight’s broker-dealer operations continued to benefit from increased automation; the unbundled institutional offering competed well as the industry evolves toward separating trading, research and other costs; and the Deephaven funds produced positive returns with the help of a December upturn

Total GAAP EPS of $0.41 also includes $0.25 per diluted share in gains from the sale of strategic investments; $0.03 per diluted share in regulatory charges; and a nonrecurring tax benefit of $0.03 per diluted share

JERSEY CITY, New Jersey (January 19, 2006) – Knight Capital Group, Inc. (Nasdaq: NITE) today reported GAAP earnings of $41.9 million, or $0.41 per diluted share, for the fourth quarter of 2005.

For the fourth quarter of 2005, the company’s $63.8 million in pre-tax earnings include $27.1 million in pre-tax operating earnings from continuing operations; $40.4 million related to the sale of strategic investments in shares of the International Securities Exchange, Inc. (ISE) and The Nasdaq Stock Market, Inc. (Nasdaq); and pre-tax charges of $3.7 million related to regulatory reserves for a previously disclosed matter relating to our Asset Management business segment.

For the fourth quarter of 2004, the company reported GAAP earnings of $108.4 million, or $0.94 per diluted share, and pre-tax operating earnings from continuing operations of $38.1 million. Income from discontinued operations was $86.0 million, net of tax, or $0.74 per diluted share.

“Continuing operations” include the company’s two operating business segments, Equity Markets and Asset Management. Continuing operations also include a Corporate segment, encompassing corporate investments and overhead expenses. Amounts reported as “discontinued operations” include the company’s former Derivative Markets business segment, the sale of which was completed to Citigroup at the close of business on December 9, 2004.

Revenues for the fourth quarter of 2005 were $201.3 million, compared to $185.6 million for the fourth quarter of 2004. Revenues for the full year 2005 were $634.6 million, compared to $625.8 million in 2004.

The following chart provides a reconciliation of the components of GAAP pre-tax earnings from continuing operations and diluted earnings per share from continuing operations for the fourth quarters of 2004 and 2005:

	Fourth Quarter 2005		Fourth Quarter 2004
	GAAP Pre-Tax Earnings from Continuing Operations	Diluted Earnings per Share from Continuing Operations	GAAP Pre-Tax Earnings from Continuing Operations	Diluted Earnings per Share from Continuing Operations
	($ in millions)		($ in millions)
Operating Earnings
Equity Markets	$23.0		$15.6
Asset Management	6.6		22.3
Corporate	(2.5)		0.3

Total Operating Earnings	27.1	$0.16	38.1	$0.19

Gains on Strategic Investments	40.4	0.25	—	—
Regulatory and Other Charges	(3.7)	(0.03)	(0.5)	—
Nonrecurring Tax Benefit	—	0.03	—	—

Total	$63.8	$0.41	$37.6	$0.19

“Knight’s Equity Markets business thrived against the backdrop of a mediocre fourth quarter market that lacked volatility, volume and a typical year-end rally,” said Thomas M. Joyce, Chairman and Chief Executive Officer of Knight Capital Group. “Of all the factors leading to the favorable results, our decision to dramatically boost automation in our broker-dealer operations mid-2005 had the greatest impact on profitability. Market share itself matters less and less to us in the broker-dealer business. What matters is profitable market share. Our clients’ success is increasingly measured by execution quality, and Knight’s results are ever more driven by trading efficiencies and our ability to provide top-flight client service.

“Among institutional clients, Knight’s model continued to compete well as demand for unbundled offerings grew,” Mr. Joyce added. “We incrementally increased our institutional market share and revenues through both deeper penetration and new accounts. The performance of our Asset Management segment in the fourth quarter moved into positive territory in December, and Deephaven ended a challenging year for all hedge funds with slightly higher blended returns than in 2004.

“Knight introduced more products and enhancements to our offering in 2005 than in any other year of our history. Much of our effort has been to better leverage our natural liquidity in small- and mid-cap stocks, one of our greatest assets. We broadened access to that liquidity through direct market access and ECN execution, complementing our fundamental institutional sales, cash equity and automated broker-dealer trading operations. In addition, Knight believes that we, as a firm, provide great insight and experience to the trading process, and so we added technical research to help clients make better decisions. In the coming year, Knight will continue its pursuit to become a valued, centralized source for access to high-quality trade execution across asset classes.”

	Q4 2005	Q4 2004
Revenues ($)	201,296,633	185,577,605
Net income from continuing operations ($)	41,871,215	22,454,544
Income from discontinued operations, net of tax ($)	—	85,954,320
Net income ($)	41,871,215	108,408,864
Diluted EPS from continuing operations ($)	0.41	0.19
Diluted EPS from discontinued operations ($)	—	0.74
Diluted EPS ($)	0.41	0.94
U.S. equity dollar value traded (in $ millions)	498,022	476,142
U.S. equity trades executed (in thousands)	52,289	55,681
Average daily U.S. equity trades (in thousands)	830	870
Nasdaq and Listed equity shares traded (in millions)	26,140	32,834
OTC Bulletin Board and Pink Sheet shares traded (in millions)	137,246	358,910
Average revenue capture per U.S. equity dollar value traded (bps)	1.8	2.2
Average month-end balance of assets under management (in $ millions)	3,047.9	3,584.7
Quarterly fund return to investors*	1.9%	4.8%

*	Quarterly fund return represents the blended quarterly return across all assets under management in the Deephaven funds

	YTD 2005	YTD 2004
Revenues ($)	634,623,085	625,750,354
Net income (loss) from continuing operations ($)	66,238,898	(9,771,885)
Income from discontinued operations, net of tax ($)	122,007	100,903,791
Net income ($)	66,360,905	91,131,906
Diluted EPS from continuing operations ($)	0.62	(0.08)
Diluted EPS from discontinued operations ($)	—	0.86
Diluted EPS ($)	0.62	0.77
U.S. equity dollar value traded (in $ millions)	1,882,164	1,730,658
U.S. equity trades executed (in thousands)	204,069	205,903
Average daily U.S. equity trades (in thousands)	810	817
Nasdaq and Listed equity shares traded (in millions)	106,311	125,541
OTC Bulletin Board and Pink Sheet shares traded (in millions)	718,785	1,349,557
Average revenue capture per U.S. equity dollar value traded (bps)	1.8	2.5
Average month-end balance of assets under management (in $ millions)	3,291.1	2,963.5
Year-to-date fund return to investors*	7.2%	6.5%

*	Year-to-date fund return represents the blended return across all assets under management in the Deephaven funds

Equity Markets

During the fourth quarter of 2005, the Equity Markets business segment generated total revenues of $134.8 million, compared to $126.6 million in the fourth quarter of 2004. In the fourth quarter of 2005, the Equity Markets business segment reported pre-tax operating earnings of $23.0 million, compared to pre-tax operating earnings of $15.6 million in the fourth quarter of 2004.

Asset Management

During the fourth quarter of 2005, the Asset Management business segment, Deephaven Capital Management, generated $21.3 million in asset management fees, compared to $48.8 million in the same period a year ago. In the fourth quarter of 2005, the Asset Management business segment reported pre-tax operating earnings of $6.6 million, compared to pre-tax operating earnings of $22.3 million in the fourth quarter of 2004. Asset Management had approximately $2.9 billion under management at December 31, 2005, down from the $3.6 billion under management at December 31, 2004.

During the fourth quarter of 2005, the company recorded a $3.7 million pre-tax charge relating to the previously disclosed SEC PIPEs matter. Including the $2.0 million pre-tax charge recorded during the second quarter of 2005, total charges relating to this matter are $5.7 million pre-tax.

Corporate

In the fourth quarter of 2005, the Corporate segment reported a pre-tax operating loss of $2.5 million, compared to pre-tax operating earnings of $258,000 in the fourth quarter of 2004. Additionally, during the fourth quarter of 2005, the company recognized a pre-tax gain of $24.6 million relating to the sale of approximately 57% of its equity investment in the ISE and a pre-tax gain of $15.8 million relating to the sale of its remaining investment in Nasdaq.

The company’s investment in the Deephaven funds earned $4.8 million pre-tax during the fourth quarter of 2005, compared to pre-tax earnings of $9.0 million, during the fourth quarter of 2004. At the end of the fourth quarter of 2005, the company had $281.7 million invested in the Deephaven funds.

The company had $823.4 million in stockholders’ equity as of December 31, 2005, equivalent to a book value of approximately $8.02 per diluted share. As of December 31, 2005, the company had $230.6 million in cash and cash equivalents and a $281.7 million investment in funds managed by Deephaven, its Asset Management business segment.

During the fourth quarter of 2005, the company did not repurchase any additional shares under its $345 million stock repurchase program. To date, the company has repurchased 37.6 million shares for $295.9 million. The company cautions that there are no assurances that any further repurchases may actually occur.

* * *

Copies of this earnings release and other information on the company can be obtained at the company’s website, www.knight.com. The company will conduct its fourth quarter 2005 earnings conference call for analysts, investors and the media at 9:00 a.m. Eastern Standard Time (EST) today, January 19, 2006. The conference call will be webcast live at 9:00 a.m. EST for all investors and interested parties on Knight’s website. In addition, the company will release its monthly volume statistics for December 2005 on its website before the start of trading today.

* * *

About Knight Capital Group

Knight is a leading provider of comprehensive trade execution and asset management services. Our Equity Markets business offers institutions and broker-dealers high quality trade execution and capital commitment across the depth and breadth of the equity market. Our Asset Management business, Deephaven Capital Management, is a multi-strategy investment manager focused on delivering risk-adjusted returns with low volatility for institutions and high net worth individuals. Knight strives to be a valued partner by providing superior service and continually enhancing its offering to meet client needs. More information about Knight can be obtained at www.knight.com.

Presentation of Information in this Press Release

In an effort to provide investors with additional information regarding the Company’s results as determined by generally accepted accounting principles (GAAP), the Company also discloses certain non-GAAP information which management believes provides useful information to investors. Within this press release, the Company has disclosed its pre-tax income (loss) amounts for certain reporting periods before gains on certain sales of strategic investments, charges, writedowns and discontinued operations to assist the reader in understanding the impact of these sales, charges, writedowns and discontinued operations on the Company’s financial results, thereby facilitating more useful period-to-period comparisons of the Company’s businesses.

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission including, without limitation, the risks and uncertainties detailed under the headings “Certain Factors Affecting Results of Operations” and “Risks Affecting our Business” in the Company’s Annual Report on Form 10-K.

CONTACTS

Margaret Wyrwas	Greta Morley
Senior Managing Director,	Vice President,
Corporate Communications & Investor Relations	Marketing Communications & Public Relations
201-557-6954 or	201-557-6948 or gmorley@knight.com
mwyrwas@knight.com

Kara Fitzsimmons	Molly McDowell
Vice President,	Analyst,
Corporate Communications	Corporate Communications & Investor Relations
201-356-1523 or	201-356-1723 or mmcdowell@knight.com
kfitzsimmons@knight.com

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS*

(Unaudited)

	For the three months ended December 31,		For the years ended December 31,
	2005	2004	2005	2004
REVENUES
Commissions and fees	$83,223,402	$72,206,052	$296,221,767	$276,010,852
Net trading revenue	48,792,436	53,123,497	165,614,332	250,992,997
Asset management fees	21,325,765	48,814,379	89,226,578	77,658,193
Interest and dividends, net	2,699,913	1,818,167	9,019,081	4,647,059
Investment income and other	45,255,117	9,615,510	74,541,327	16,441,253

Total revenues	201,296,633	185,577,605	634,623,085	625,750,354

EXPENSES
Employee compensation and benefits	56,140,363	76,086,322	229,459,520	244,549,546
Execution and clearance fees	27,947,307	23,300,603	99,426,667	111,787,940
Soft dollar and commission recapture expense	17,634,091	15,795,557	63,670,978	60,117,556
Communications and data processing	8,578,291	7,312,818	32,512,930	28,896,451
Payments for order flow and ECN rebates	6,377,074	9,215,539	21,220,284	36,632,317
Professional fees	5,166,504	3,353,340	19,554,523	14,914,772
Depreciation and amortization	4,108,887	3,377,360	16,354,746	14,247,699
Occupancy and equipment rentals	3,367,565	3,960,666	13,553,631	16,852,358
Business development	1,801,385	2,347,014	6,418,984	8,268,973
Writedown of assets and lease loss accrual	—	312,192	10,055,252	3,810,453
Regulatory charges and related matters	3,703,428	141,732	5,703,428	79,341,732
Other	2,676,514	2,725,923	11,540,764	6,844,285

Total expenses	137,501,409	147,929,066	529,471,707	626,264,082

Income (loss) from continuing operations before income taxes	63,795,224	37,648,539	105,151,378	(513,728)
Income tax expense	21,924,009	15,193,995	38,912,480	9,258,157

Net income (loss) from continuing operations	41,871,215	22,454,544	66,238,898	(9,771,885)
Income from discontinued operations, net of tax	—	85,954,320	122,007	100,903,791

Net income	$41,871,215	$108,408,864	$66,360,905	$91,131,906

Basic earnings per share from continuing operations	$0.42	$0.20	$0.64	$(0.09)

Diluted earnings per share from continuing operations	$0.41	$0.19	$0.62	$(0.08)

Basic earnings per share from discontinued operations	$—	$0.77	$—	$0.90

Diluted earnings per share from discontinued operations	$—	$0.74	$—	$0.86

Basic earnings per share	$0.42	$0.97	$0.64	$0.81

Diluted earnings per share	$0.41	$0.94	$0.62	$0.77

Shares used in computation of basic earnings per share	99,491,802	111,252,398	103,455,791	112,423,158

Shares used in computation of diluted earnings per share	102,663,564	115,578,444	106,881,855	117,636,085

*	Certain prior period amounts have been reclassified to conform to the current period presentation.

KNIGHT CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	December 31, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$230,591,067	$445,539,282
Securities owned, held at clearing brokers, at market value	380,366,778	254,473,209
Receivable from brokers and dealers	229,828,734	244,881,065
Investment in Deephaven sponsored funds	281,656,753	215,329,959
Fixed assets and leasehold improvements at cost, less accumulated depreciation and amortization	67,656,533	54,382,503
Strategic investments	31,896,425	29,266,796
Goodwill	47,682,880	19,182,248
Intangible assets, less accumulated amortization	29,773,442	11,546,528
Other assets	116,563,732	119,418,725

Total assets	$1,416,016,344	$1,394,020,315

LIABILITIES & STOCKHOLDERS’ EQUITY
Liabilities
Securities sold, not yet purchased, at market value	$345,457,499	$221,420,569
Payable to brokers and dealers	35,102,415	88,480,788
Accrued compensation expense	117,763,834	123,664,383
Accrued expenses and other liabilities	94,244,447	109,252,681

Total liabilities	592,568,195	542,818,421

Stockholders’ equity
Class A common stock	1,397,457	1,339,655
Additional paid-in-capital	473,945,690	427,451,712
Retained earnings	653,513,691	587,152,786
Treasury stock, at cost	(294,652,742)	(147,636,413)
Accumulated other comprehensive income, net of tax	10,350,387	—
Unamortized stock-based compensation	(21,106,334)	(17,105,846)

Total stockholders’ equity	823,448,149	851,201,894

Total liabilities and stockholders’ equity	$1,416,016,344	$1,394,020,315

KNIGHT CAPITAL GROUP, INC.

RECONCILIATION OF GAAP TO NON-GAAP DISCLOSURES*

Amounts in millions

(Unaudited)

	For the three months ended December 31, 2005
	Equity Markets	Asset Management	Corporate	Total
GAAP PRE-TAX INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	$23.0	$2.9	$37.9	$63.8

Adjustments:
Sales of strategic investments	—	—	(40.4)	(40.4)
Regulatory charges and related matters	—	3.7	—	3.7

Net impact of adjustments	—	3.7	(40.4)	(36.7)

PRE-TAX OPERATING INCOME (LOSS)	$23.0	$6.6	$(2.5)	$27.1

	For the three months ended December 31, 2004
	Equity Markets	Asset Management	Corporate	Total
GAAP PRE-TAX INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	$15.1	$22.3	$0.3	$37.6

Adjustments:
Writedown of assets and lease loss accrual	0.3	—	—	0.3
Regulatory charges and related matters	0.1	—	—	0.1

Net impact of adjustments	0.5	—	—	0.5

PRE-TAX OPERATING INCOME	$15.6	$22.3	$0.3	$38.1

	For the year ended December 31, 2005
	Equity Markets	Asset Management	Corporate	Total
GAAP PRE-TAX INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	$35.1	$20.8	$49.3	$105.2

Adjustments, net of tax:
Sales of strategic investments	—	—	(55.9)	(55.9)
Regulatory charges and related matters	—	5.7	—	5.7
Writedown of assets and lease loss accrual	10.0	—	—	10.0

Net impact of adjustments	10.0	5.7	(55.9)	(40.2)

PRE-TAX OPERATING INCOME (LOSS)	$45.1	$26.5	$(6.6)	$65.0

	For the year ended December 31, 2004
	Equity Markets	Asset Management	Corporate	Total
GAAP PRE-TAX INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	$(13.2)	$29.6	$(16.9)	$(0.5)

Adjustments, net of tax:
Writedown of assets and lease loss accrual	3.8	—	—	3.8
Regulatory charges and related matters	79.3	—	—	79.3

Net impact of adjustments	83.2	—	—	83.2

PRE-TAX OPERATING INCOME (LOSS)	$70.0	$29.6	$(16.9)	$82.7

*	Totals may not add due to rounding.